                                                                    EXHIBIT 10.2

**** CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


                                  CONFIDENTIAL
                         INTERACTIVE SERVICES AGREEMENT
                         ------------------------------


     This agreement (the "Agreement"), effective as of March 20, 1998 (the "Effective Date"), is made and entered into by and between America Online, Inc. ("AOL") a Delaware corporation, with its principal offices at 22000 AOL Way, Dulles, Virginia 20166, and Multex Systems, Inc. ("Interactive Content Provider" or "ICP") a Delaware corporation, with its principal offices at 33 Maiden Lane, New York, NY 10038 (each a "Party" and collectively the "Parties").

                                  INTRODUCTION
                                  ------------

     AOL and ICP each desires that AOL provide access to the ICP Internet Site (as defined below) through the AOL Network (as defined below), subject to the terms and conditions set forth in this Agreement. Defined terms used but not defined in the body of this Agreement or in Exhibit C shall be as defined on Exhibit B attached hereto.

                                     TERMS
                                     -----

1.   DISTRIBUTION; PROGRAMMING
     -------------------------

     1.1  ANCHOR TENANCY.  ICP shall receive anchor tenant distribution within
          --------------
          the Personal Finance Channel (as defined below) (or any specific successor thereof) offered on the AOL Service, as follows: AOL shall
          (a) continuously and prominently place an agreed-upon ICP logo or banner (the "Anchor Tenant Button") on the Investment Research main screen (or any specific successor thereof) which logo or banner shall link to the Welcome Mat, (b) provide ICP with the keyword "Multex", which shall link to the Welcome Mat, and (c) list the ICP Internet Site in AOL's "Directory of Services" and "Find" features. Except to the extent expressly described herein, the exact form, placement and nature of the Anchor Tenant Button shall be determined by AOL in its reasonable editorial discretion, however, no ICP Competitor (as defined in Exhibit B) will receive more prominent placement, integration and promotion than ICP for the offering of "brokerage research" content within the Investment Research Area.

     1.2  CONTENT.  The ICP Internet Site shall consist of the Content described
          -------
          on Exhibit A hereto. ICP shall not authorize or permit any third party to distribute any other Content of ICP through the AOL Network absent AOL's prior written approval, such approval not to be unreasonably withheld. The inclusion of any additional Content for distribution through the AOL Network (including, without limitation, any features, functionality or technology) not expressly described on Exhibit A shall be subject to AOL's prior written approval, such approval not to be unreasonably withheld.

     1.3  LICENSE.  ICP hereby grants AOL a worldwide license to use, market,
          -------
          license, store, distribute, display, communicate, perform, transmit, and promote the ICP Internet Site and Licensed Content contained therein (or any portion thereof) through the AOL Network as AOL may determine in its sole discretion, including without limitation the right to integrate Content from the ICP Internet Site by linking to specific areas on the ICP Internet Site and by integrating the Content into any search mechanism AOL may implement, provided that the presentation of any such Content on the AOL Network shall conform with the specifications set forth on Exhibit D.

          1.3.1 The Licensed Content will always be of at least equal quality (in terms of breadth, depth, accuracy, timeliness, etc.) to that which is available through any ICP Interactive Site or through any other online or interactive distributor for the consumer market. ICP will offer its consumer research services in their entirety (e.g. all standard content, features, services, customer support, etc.) to AOL Members at a price that is at least the same, if not less than, the price available through any ICP Interactive Site or through other ICP partner sites. AOL Members will always receive a price that is not greater than the lowest price compared to the subscribers of any other online or Internet access provider, content aggregator or online financial services provider, (e.g. [****]).

     1.4  MANAGEMENT.  ICP shall, design, create, edit, manage, update, and
          ----------
          maintain the ICP Internet Site. Except as specifically provided for herein, AOL shall have no obligations of any kind with respect to the ICP Internet Site. ICP shall be responsible for any hosting or communication costs associated with the ICP Internet Site (including, without limitation, the costs associated with (i) any agreed-upon direct connections between the AOL Network and the ICP Internet Site or (ii) a mirrored version of the ICP Internet Site). AOL Members shall not be required to go through a registration process (or any similar process) in order to access and use the ICP Internet Site. AOL Members may be required to go through a registration process in order to purchase the content offered on the ICP Internet Site.

     1.5  CARRIAGE FEE.  In consideration for anchor tenancy, ICP shall pay AOL
          ------------
          a total of $200,000 during the Term according to the following schedule:

          (a) ICP shall pay AOL $100,000 no later than 30 days after the Launch Date.
          (b) ICP shall pay AOL $100,000 no later than 30 days after the first anniversary of the Launch Date.

2.   PROMOTION
     ---------

     2.1  COOPERATION.  Each Party shall cooperate with and reasonably assist
          -----------
          the other Party in supplying material for marketing and promotional activities.

     2.2  INTERACTIVE SITE.  During the Term, ICP shall include within each ICP
          ----------------
          Interactive Site (a) a continuous promotional button/link for AOL appearing "above the fold" on the page that promotes ICP's distribution partners, or any successor thereto; (b) a prominent "Try AOL" feature where users can obtain promotional information about AOL products and services and, at AOL's option, download or order AOL's then-current version of client software for the America Online@) brand service or other AOL products, such as AOL's "Instant Messenger(R)";
          (c) prominent promotion for the keywords associated with ICP's Internet Site and a description of the benefits of accessing ICP through AOL; and (d) links from the ICP Interactive Site to the relevant topic areas on AOL's primary site on the World Wide Web (and, to the extent technologically feasible, the relevant topic areas in the Online Area).

     2.3  OTHER MEDIA.  ICP shall use commercially reasonable efforts to
          -----------
          prominently and regularly promote AOL and the ICP Internet Site's availability through the AOL Service in publications, programs, features or other forms of media over which ICP exercises at least partial editorial control.

     2.4  KEYWORD.  In any instances when ICP makes consumer-targeted (i.e.
          -------
          non-institutional) promotional reference to an ICP Interactive Site, including any listings of the applicable "URL(s)" for such web site(s) (each a "Web Reference"), ICP shall include a listing of the applicable AOL "keyword" of comparable prominence to the Web Reference.

     2.5  PREFERRED ACCESS PROVIDER.
          -------------------------

          2.5.1 When promoting AOL to the consumer market (i.e. non-institutional), ICP shall promote AOL as a preferred access provider through which a user can access the ICP Internet Site (and ICP shall not implement or authorize any other promotions on behalf of any third parties which are inconsistent with the foregoing).

          2.5.2 With respect to any ICP Interactive Site accessible or operating through any operating system (including without limitation any Microsoft system) or through a channel or area delivered through a "push" product such as the Pointcast Network or interactive environment such as Microsoft's proposed "Active Desktop" or Netscape's "Netcaster" (each an "Operating System"), ICP shall (a) include in any such ICP Interactive Site a prominent "Try AOL" feature that will cause a user of such site to link directly to AOL access software within the Operating System, and (b) use or support any AOL provided software or feature that directs a user of such ICP Interactive Site who does not have Internet access to the AOL application setup program within the Operating System (instead of the Internet Referral Server or any similar service). ICP's commitments specified above shall be subject to any standard policies and restrictions generally proscribed by the operator of the Operating System.

3.   REPORTING
     ---------

     3.1  USAGE AND OTHER DATA.  AOL shall make available to ICP a monthly
          --------------------
          report specifying for the prior month aggregate usage and Impressions with respect to ICP's presence on the AOL Network. ICP will supply AOL with monthly reports which reflect total impressions by AOL Members to the ICP Internet Site during the prior month and the number of and dollar value associated with the transactions involving AOL Members at the ICP Internet Site during the period in question. ICP shall also provide AOL with "click-through" data with respect to the promotions specified in Section 2.

     3.2  PROMOTIONAL COMMITMENTS.  ICP shall provide to AOL a monthly report
          -----------------------
          documenting its compliance with any promotional commitments it has undertaken pursuant to this Agreement in the form attached as Exhibit E hereto.

     3.3  PAYMENT SCHEDULE.  Except as otherwise specified herein, each Party
          ----------------
          agrees to pay the other Party all amounts received and owed to such other Party as described herein on a monthly basis within forty five
          (45) days of the end of the month in which such amounts were collected by such Party.

4.   ADVERTISING AND MERCHANDISING
     -----------------------------

     4.1  ADVERTISING SALES.  AOL owns all right, title and interest in and to
          -----------------
          the advertising and promotional spaces within the AOL Network (including, without limitation, advertising and promotional spaces on any AOL forms or pages preceding or framing the ICP Internet Site). The specific advertising inventory within any such AOL forms or pages shall be as reasonably determined by AOL.

     4.2  WELCOME MAT ADVERTISEMENTS/REVENUES.  With respect to any Welcome Mat,
          -----------------------------------
          AOL hereby grants ICP the right to license or sell promotions, advertisements, links, pointers or similar services or rights in or through the Welcome Mat ("Welcome Mat Advertisements"), subject to (i) AOL's approval for each Welcome Mat Advertisement and (ii) the Advertising Minimum. Until ICP receives $300,000 in Advertising Revenues and Transaction Revenues ("Total Revenues"), ICP shall pay AOL ten percent (10%) of the Advertising Revenues generated by ICP or its agents with respect to Welcome Mat Advertisements. Beginning on the date on which ICP receives $300,000 in Total Revenues, and continuing through the remainder of the Term, ICP shall pay AOL twenty five percent (25%) of the Advertising Revenues generated by ICP or its agents with respect to Welcome Mat Advertisements.

     4.4  ADVERTISING POLICIES.  Any Welcome Mat Advertisements sold by ICP or
          --------------------
          its agents shall be subject to AOL's then standard advertising policies. In connection with the sale by ICP of any Welcome Mat Advertisement, ICP shall, in each instance, provide AOL with a completed standard AOL advertising registration form relating to such Welcome Mat Advertisement. ICP shall take all reasonable steps necessary to ensure that any Welcome Mat Advertisement sold by ICP complies with all applicable federal, state and local laws and regulations. To the extent ICP sells a Welcome Mat Advertisement as part of an advertising package including multiple placement locations (e.g., both Welcome Mat and another area or site), ICP shall allocate the payment for such advertising package between or among such locations in an equitable fashion, subject to the Advertising Minimum.

     4.5  INTERACTIVE COMMERCE/TRANSACTION REVENUES.  Any merchandising on the
          -----------------------------------------
          ICP Internet Site shall be subject to (i) the then-current requirements of AOL's merchant certification program, (ii) the Approved Merchandise Category contained in Exhibit A and (iii) ICP implementing sufficient procedures to protect the security of all merchandising on the site (i.e., ICP shall as of the Effective Date use 40-bit SSL technology and, if requested by AOL, 28-bit SSL). Until ICP receives $300,000 in Total Revenues, ICP shall pay AOL ten percent (10%) of the Transaction Revenues generated by ICP or its agents with respect to Interactive Commerce. Beginning on the date on which ICP receives $300,000 in Total Revenues and continuing through the remainder of the Term, ICP shall pay AOL twenty five percent (25%) of the Transaction Revenues generated by ICP or its agents with respect to Interactive Commerce.

5.   CUSTOMIZED LINKED INTERACTIVE SITE
     ----------------------------------

     5.1  PERFORMANCE.
          -----------

          5.1.1  GENERALLY. ICP shall optimize the ICP Internet Site for
                 ---------
                 distribution hereunder according to AOL specifications and guidelines to ensure that (i) the functionality and features within the ICP Internet Site are optimized for the client software then in use by a majority of AOL Members and (ii) the forms used in the ICP Internet Site are designed and populated in a manner intended to minimize delays when AOL Members attempt to access such forms. ICP will ensure that the performance and availability of the ICP Internet Site (a) is monitored on a continuous, 24/7 basis and (b) remains competitive in all material respects with the performance and availability of other similar sites based on similar form technology.

          5.1.2  SPECIFIC.
                 --------

                 (a) ICP shall design the ICP Internet Site to support the Windows version of the Microsoft Internet Explorer 3.0 browser, and make commercially reasonable efforts to support all other AOL browsers listed at:
                 http://webmaster.info.aol.com/BrowTable.html.

                 (b) ICP shall configure the server from which it serves the ICP Internet Site to examine the HTTP User-Agent field in order to identify the AOL User-Agents listed at:
                 http://webmaster.info.aol.com/Brow2Text.html (the "AOL User-Agents").

                 (c) ICP shall design its web site to support HTTP 1.0 or later protocol as defined in RFC 1945 (available at http://ds.internic.net/rfc/rfcl945.text) and to adhere to AOL's parameters for refreshing cached information listed at http://webmaster.info.aol.com/CacheText.html.

                 (d) AOL reserves the right to review the ICP Internet Site to ensure that such site is compatible with AOL's then-available client and host software and the AOL Network.

     5.2  CUSTOMIZATION.  ICP shall customize the ICP Internet Site for AOL
          -------------
          Members as follows:

          (a) create a customized, co-branded home page "welcome mat" for AOL Members for each area on the ICP Internet Site linked to from the AOL Network on a continuous basis (each a "Welcome Mat"), which Welcome Mat(s) shall be subject to AOL approval;

          (b) ensure that AOL Members linking to the ICP Internet Site do not receive advertisements, promotions or links for any entity reasonably construed to be in competition with AOL (e.g. [****]) or otherwise in violation of AOL's then-standard advertising policies or exclusivities; and

          (c) provide continuous navigational ability for AOL Members to return to an agreed-upon point on the AOL service (for which AOL shall supply the proper address) from ICP Internet Site (e.g., the point on the AOL service from which the ICP Internet Site is linked), which, at AOL's option, may be satisfied through the use of a hybrid browser format.

     5.3  LINKS ON ICP INTERNET SITE.  The Parties will work together on
          --------------------------
          mutually acceptable links (including links back to AOL) within the ICP Internet Site in order to create a robust and engaging AOL member experience. ICP shall take reasonable efforts to insure that AOL traffic is generally either kept within the ICP Internet Site or channeled back into the AOL Network. To the extent that AOL notifies ICP in writing that, in AOL's reasonable judgment, links from such site cause an excessive amount of AOL traffic to be diverted outside of such site and the AOL Network in a manner that has a detrimental effect on the traffic flow of the AOL audience, then ICP shall immediately reduce the number of links out of such site(s). In the event that ICP cannot or does not so limit diverted traffic from the ICP Internet Site, AOL reserves the right to terminate the links from the AOL Network to the ICP Internet Site at issue and ICP shall only be responsible to pay a pro-rata share of the carriage fees otherwise owed by ICP hereunder for the period for which the links are in place.

     5.4  HOSTING; CAPACITY.  ICP will provide all computer servers, routers,
          -----------------
          switches and associated hardware in an amount reasonably necessary to meet anticipated traffic demands, adequate power supply (including generator back-up) and HVAC, adequate insurance, adequate service contracts and all necessary equipment racks, floor space, network cabling and power distribution to support the ICP Internet Site.


**** Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended.

6.   TERM AND TERMINATION
     --------------------

     6.1  TERM.  Unless earlier terminated as set forth herein, the initial term
          ----
          of this Agreement shall be two (2) years from the Launch Date (the "Initial Term"). AOL will have the option to renew this Agreement for an additional one (1) year period at the expiration of the Initial Term. Upon termination of this Agreement, AOL shall have the option, for a period equal to the Initial Term, to promote one or more "pointers" or links from the AOL Network to the ICP Internet Site.

     6.2  TERMINATION FOR BREACH.  Either Party may terminate this Agreement at
          ----------------------
          any time in the event of a material breach by the other Party which remains uncured after sixty (60) days written notice thereof.

     6.3  TERMINATION FOR BANKRUPTCY/INSOLVENCY.  Either Party may terminate
          -------------------------------------
          this Agreement immediately following written notice to the other Party if the other Party (i) ceases to do business in the normal course,
          (ii) becomes or is declared insolvent or bankrupt, (iii) is the subject of any proceeding related to its liquidation or insolvency (whether voluntary or involuntary) which is not dismissed within ninety (90) calendar days or (iv) makes an assignment for the benefit of creditors.

7.   TERMS AND CONDITIONS.  The legal terms and conditions set forth on Exhibit
     --------------------
     C attached hereto are hereby made a part of this Agreement.

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the Effective Date.

AMERICA ONLINE, INC.                       MULTEX SYSTEMS, INC.


By:  /s/ Barry Schuler                     By:  /s/ P. Callaghan
     ------------------------------------       ------------------------------

Print Name:  Barry Schuler                 Print Name:  P. Callaghan
             ----------------------------               ----------------------

Title:  President - AOL Interactive Svcs.  Title:  CFO
        ---------------------------------          ---------------------------

Date:  4/13/98                             Date:  3/20/98
       ----------------------------------         ----------------------------

                                           Tax ID/EIN#:  22-3253344
                                                         ---------------------

                                   EXHIBIT A

The Licensed Content shall consist of the following:

1. Brokerage Research: ICP will be responsible for the editorial and technical design, development, maintenance and support of a brokerage research area ("Broker Research Area") for the AOL Investment Research area. ICP will be responsible for the ongoing development, refinement and integration of new information resources and features into the Broker Research Area. ICP will use commercially reasonable efforts to supply AOL with special or one time content requests, but ICP will not be contractually obligated to provide more than is provided on the ICP Internet site.

2. Data: ICP will, each day, make available to AOL an updated index file of its research reports which will be formatted according to reasonable standards determined by AOL. Implementation of the Broker Research Area will be a two phased approach: Phase 1: A link to the ICP Internet Site. Phase 2: ICP will provide AOL with an index file of its reports which will then be hosted on AOL Servers and integrated in the Investment Research Search. From that index list there will be links back to the appropriate reports on the ICP Internet site.

3. Free Area: ICP will co-develop with AOL an online area on the AOL service that contains a sampling of the content and features of the ICP products (the "Free Area"). The Free Area will act as an advertisement and acquisition vehicle for ICP products. ICP will make commercially reasonable efforts but cannot guarantee that the Free Areas will include sample brokerage reports because of its contractual obligations to brokers.

4. Branding: Upon entrance into the ICP Internet Site, AOL Members will be shown a welcome screen customized for AOL Members. ICP will provide continuous AOL co-branding throughout the ICP Internet site, except for rare instances where, in ICP's reasonable opinion, this is not technically feasible.

5. Integration: ICP will work with AOL to integrate appropriate AOL Personal Finance offerings (other than Brokerage Center links) into the site (e.g. links to the Personal Finance Channel, the AOL Brokerage Center, etc.).

6. Site Performance: ICP will optimize the ICP Internet site for distribution over the AOL service according to AOL specifications and guidelines

APPROVED MERCHANDISE CATEGORY

ICP may sell products or services related to Brokerage Research (the "Approved Merchandise Category"). Any other category of merchandise must be approved by AOL.

                            EXHIBIT B -- DEFINITIONS
                            ------------------------

DEFINITIONS.  The following definitions shall apply to this Agreement:
-----------

ADVERTISING REVENUES.  Aggregate amounts collected plus the fair market value of
--------------------
any other compensation received (such as barter advertising) by ICP or ICP's agents, as the case may be, arising from the license or sale of Welcome Mat Advertisements, less applicable Advertising Sales Commissions; provided that, in order to ensure that AOL receives fair value in connection with Welcome Mat Advertisements, ICP shall be deemed to have received no less than the Advertising Minimum in instances when ICP makes a Welcome Mat Advertisement available to a third party at a cost below the Advertising Minimum.

ADVERTISING MINIMUM.  (i) Thirty dollars ($30) per thousand entries per
-------------------
month or (ii) such different rate or rates as AOL may establish based upon market conditions and publish during the Term.

ADVERTISING SALES COMMISSION.  In the case of a Welcome Mat Advertisement,
----------------------------
actual amounts paid as commission to third party agencies in connection with sale of the AOL Advertisement.

AOL SERVICE.  The narrow-band U.S. version of the America Online(R) brand
-----------
service, specifically excluding (a) AOL.com or any other AOL Interactive Site,
(b) the international versions of an America Online service (e.g., AOL Japan),
(c) "Driveway," "AOL NetFind," "AOL Instant Messenger" or any similar independent product or service which may be offered by, through or with the U.S. versions of the American Online(R) brand service, (d) any programming or content area offered by or through the U.S. version of the America Online(R) brand service over which AOL does not exercise complete operational control (including, without limitation, Content areas controlled by AOL Studios (e.g., Digital Cities), Content areas controlled by other information providers and member-created Content areas), (e) any yellow pages, white pages, classifieds or other search, directory or review services or Content offered by or through the U.S. version of the America Online(R) brand service, (f) any property, feature, product or service which AOL or its affiliates may acquire subsequent to the Effective Date and (g) any other version of an America Online service which is materially different from the narrow-band U.S. version of the America Online brand service, by virtue or its branding, distribution, functionality, Content and services, including, without limitation, any co-branded version of the service and any version distributed through any broadband distribution platform or through any platform or device other than a desktop personal computer.

AFFILIATE.  Any agent, distributor or franchisee of AOL or an entity in which
---------
AOL hold at least a nineteen percent (19%) equity interest.

AOL LOOK AND FEEL.  The distinctive and particular elements of graphics, design,
-----------------
organization, presentation, layout, user interface, navigation, trade dress and stylistic convention (including the digital implementations thereof) within the AOL Network and the total appearance and impression substantially formed by the combination, coordination and interaction of these elements.

AOL MEMBER(S).  Authorized users of the AOL Network, including any sub-accounts
-------------
using the AOL Network under an authorized master account.

AOL NETWORK.  (i) Thirty dollars ($30) per thousands entries per month The
-----------
AOL Service, (ii) AOL's Driveway product, (iii) AOL.com, (iv) any international versions of the America Online service through which AOL or its affiliates elect to offer the ICP Internet Site and (v) any other product or service owned, operated, distributed or authorized to be distributed by or through AOL or its Affiliates worldwide through which such party elects to offer the ICP Internet Site (which may include, without limitation, Internet sites promoting AOL products and services and any "offline" information browsing products of AOL or its Affiliates).

CONFIDENTIAL INFORMATION.  Any information relating to or disclosed in the
------------------------
course of the Agreement, which is, or should be reasonably understood to be, confidential or proprietary to the disclosing Party, including, but not limited to, the material terms of this Agreement, information about AOL Members, technical processes and formulas, source codes, product designs, sales, cost and other unpublished financial information, product and business plans, projections and marketing data. "Confidential Information" shall not include information
(a) already lawfully known to or independently developed by the receiving Party,
(b) disclosed in published materials, (c) generally known to the public, (d) lawfully obtained from any third party or (e) required or reasonably advised to be disclosed by law.

CONTENT.  Text, images, video, audio (including, without limitation, music used
-------
in time relation with text, images, or
video), and other data, products, services, advertisements, promotions, links, pointers, technology and software.

ICP COMPETITORS.  First Call, Investext, IBES, Zacks Investment Research,
---------------
Nelsons and any others as may be added by ICP from time to time and provided in writing to AOL.

ICP INTERACTIVE SITE.  Any interactive site or area which is managed, maintained
--------------------
or owned by ICP or its agents or to which ICP provides and/or licenses information, content or other materials, including, by way of example and without limitation (i) an ICP site on the World Wide Web portion of the Internet or (ii) a channel or area delivered through "push" product such as the Pointcast Network or interactive environment such as Microsoft's proposed "Active Desktop."

ICP INTERNET SITE.  The Internet site and Content, currently located at
-----------------
URL:http://www.multex.com which are managed, maintained or owned by ICP or its agents or to which ICP licenses information, content or other materials.

IMPRESSION.  User exposure to the page containing the applicable Promotion, as
----------
such exposure may be reasonably determined and measured by AOL in accordance with its standard methodologies and protocols.

LICENSED CONTENT.  All Content provided by ICP or its agents through the ICP
----------------
Internet Site for distribution pursuant to this Agreement.

NEW MEMBER.  Any person or entity (a) who registers for the AOL Network using
----------
ICP's special promotion identifier and (b) who remains active who for three filling cycles for the use of the AOL Network.

PERSONAL FINANCE CHANNEL.  The area on the AOL Service which generally provides
------------------------
content relating to personal finance.

PRODUCTS.  Any product, good or service which ICP offers, sells or licenses to
--------
AOL Members through (a) the Welcome Mat, (b) the ICP Internet Site, or (c) any "offline" means (e.g. toll-free number) for receiving orders related to specific offers within the Welcome Mat or ICP Internet Site requiring purchasers to reference a specific promotional identifier or tracking code, including, without limitation, products sold through surcharged downloads (to the extent permitted hereunder).

TERM.  The period beginning on the Launch Date and ending upon the expiration or
----
earlier termination of the Agreement.

TRANSACTION REVENUES.  Aggregate amounts paid by AOL Members in connection with
--------------------
the sale, licensing, distribution or provision of any Products, including, in each case, handling, shipping, service charges, and excluding, in each case, (a) amounts collected for sales or use taxes or duties and (b) credits and chargebacks for returned or cancelled goods or services, but not excluding cost of goods sold or any similar cost.

                EXHIBIT C -- STANDARD LEGAL TERMS AND CONDITIONS
                ------------------------------------------------

I.   AOL NETWORK

CONTENT.  ICP represents and warrants that all Content contained within the ICP
-------
Internet Site (i) does and will conform to AOL's applicable Terms of Service, the terms of this Agreement and any other standard, written AOL policy, (ii) does not and will not infringe on or violate any copyright, trademark, U.S. patent or any other third party right, including without limitation, any music performance or other music related rights, and (iii) does not and will not contain any Content which violates any applicable law or regulation (collectively, the "Rules"). In the event that AOL notifies ICP in writing that any such Content, as reasonably determined by AOL, does not comply or adhere to the Rules, then ICP shall use its commercially reasonable efforts to block access by AOL Members to such Content. In the event that ICP cannot, through its commercially reasonable efforts, block access by AOL Members to such Content in question, then ICP shall provide AOL prompt written notice of such fact. AOL may then, at its option, either (i) restrict access from the AOL Network to the Content in question using technology available to AOL or (ii) in the event access cannot be restricted, direct ICP to remove any such Content until such time as the Content in question is no longer displayed. ICP will cooperate with AOL's reasonable requests to the extent AOL elects to implement any such access restrictions.

CHANGES TO AOL SERVICE.  AOL reserves the right redesign or modify the
----------------------
organization, structure, "look and feel," navigation and other elements of the AOL Service. If AOL implements changes and modification to the screens specified in Exhibit A in a manner that substantially modifies the nature of the placements for ICP described in Section 1.1 in an adverse fashion, AOL will work with ICP in good faith to provide ICP with a comparable package of placements which are reasonably satisfactory to ICP.

CONTESTS.  ICP shall take all steps necessary to ensure that any contest,
--------
sweepstakes or similar promotion conducted or promoted through the ICP Internet Site (a "Contest") complies with all applicable federal, state and local laws and regulations. ICP shall provide AOL with (i) at least thirty (30) days prior written notice of any Contest and (ii) upon AOL's request, an opinion from ICP's counsel confirming that the Contest complies with all applicable federal, state and local laws and regulations.

AOL LOOK AND FEEL.  ICP acknowledges and agrees that AOL shall own all right,
-----------------
title and interest in and to the AOL Look and Feel. In addition, AOL shall retain editorial control over the portions of the AOL pages and forms which frame the ICP Internet Site (the "AOL Frames"). AOL may, at its discretion, incorporate navigational icons, links and pointers or other Content into such AOL Frames.

OPERATIONS.  AOL shall be entitled to require reasonable changes to the ICP
----------
Internet Site to the extent such site will, in AOL's good faith judgment, adversely affect operations of the AOL Network.

CLASSIFIEDS.  ICP shall not implement or promote any classifieds listing
-----------
features through the Welcome Mat(s) without AOL's prior written approval. Such approval may be conditioned upon, among other things, ICP's conformance with any then-applicable service-wide technical or other standards related to online classifieds.

DUTY TO INFORM.  ICP shall promptly inform AOL of any information related to the
--------------
ICP Internet Site which could reasonably lead to a claim, demand or liability of or against AOL and/or its Affiliates by any third party.

RESPONSE TO QUESTIONS/COMMENTS; CUSTOMER SERVICE.  ICP shall respond promptly
------------------------------------------------
and professionally to questions, comments, complaints and other reasonable requests regarding the ICP Internet Site by AOL Members or on request by AOL, and shall cooperate and assist AOL in promptly answering the same.

STATEMENTS THROUGH AOL NETWORK.  ICP shall not make, publish, or otherwise
------------------------------
communicate through the AOL Network any deleterious remarks concerning AOL or its Affiliates, directors, officers, employees, or agents (including, without limitation, AOL's business projects, business capabilities, performance of duties and services, or financial position) which remarks are based on the relationship established by this Agreement or information exchanged hereunder. This section is not intended to limit good faith editorial statements made by ICP based upon publicly available information, or information developed by ICP independent of its relationship with AOL and its employees and agents.

PRODUCTION WORK.  In the event that ICP requests any AOL production assistance,
---------------
ICP shall work with AOL to develop detailed production plans for the requested production assistance (the "Production Plan"). Following receipt of the final Production Plan, AOL shall notify ICP of (i) AOL's availability to perform the requested production work, (ii) the proposed fee or fee structure for the requested production and maintenance work and (iii) the estimated development schedule for such work. To the extent the Parties reach agreement regarding implementation of agreed-upon Production Plan, such agreement shall be reflected in a separate work order signed by the Parties. To the extent ICP elects to retain a third party provider to perform any such production work, work produced by such third party provider must generally conform to AOL's production Standards & Practices (a copy of which will be supplied by AOL to ICP upon request). The specific production resources which AOL allocates to any production work to be performed on behalf of ICP shall be as determined by AOL in its sole discretion.

TRAINING AND SUPPORT.  AOL shall make available to ICP standard AOL training and
--------------------
support programs necessary to produce any AOL areas hereunder. ICP can select its training and support program from the options then offered by AOL. ICP shall be responsible to pay the fees associated with its chosen training and support package. In addition, ICP will pay travel and lodging costs associated with its participation in any AOL training programs (including AOL's travel and lodging costs when training is conducted at ICP's offices).

LAUNCH DATE.  In the event that any terms contained herein relate to or depend
-----------
on the commercial launch date of the online area or other property contemplated by this Agreement (the "Launch Date"), then it is the intention of the Parties to record such Launch Date in a written instrument signed by both Parties promptly following such Launch Date; provided that, in the absence of such a written instrument, the Launch Date shall be as reasonably determined by AOL based on the information available to AOL.

II.  TRADEMARKS

TRADEMARK LICENSE.  In designing and implementing any marketing, advertising,
-----------------
press releases or other promotional materials related to this Agreement and/or referencing the other Party and/or its trade names, trademarks and service marks (the "Promotional Materials") and subject to the other provisions contained herein, ICP shall be entitled to use the following trade names, trademarks and service marks of AOL: the "America Online(R)" brand service, "AOL" service/software and AOL's triangle logo; and AOL and its Affiliates shall be entitled to use the trade names, trademarks and service marks of ICP (collectively, together with the AOL marks listed above, the "Marks"); provided that each Party: (i) does not create a unitary composite mark involving a Mark of the other Party without the prior written approval of such other Party and
(ii) displays symbols and notices clearly and sufficiently indicating the trademark status and ownership of the other Party's Marks in accordance with applicable trademark law and practice.

RIGHTS.  Each Party acknowledges that its utilization of the other Party's Marks
------
will not create in it, nor will it represent it has, any right, title or interest in or to such Marks other than the licenses expressly granted herein. Each Party agrees not to do anything contesting or impairing the trademark rights of the other Party.

QUALITY STANDARDS.  Each Party agrees that the nature and quality of its
-----------------
products and services supplied in connection with the other Party's marks shall conform to quality standards communicated in writing by the other Party for use of its trademarks. Each Party agrees to supply the other Party, upon request, with a reasonable number of samples of any Materials publicly disseminated by such party which utilize the other Party's Marks. Each Party shall comply with all applicable laws, regulations and customs and obtain any required government approvals pertaining to use of the other Party's Marks.

PROMOTIONAL MATERIALS/PRESS RELEASES.  Each Party will submit to the other
------------------------------------
Party, for its prior written approval, which shall not be unreasonably withheld or delayed, any Promotional Materials; provided, however, that after initial public announcement of the business relationship between the Parties in accordance with the approval and other requirements contained herein, either Party's subsequent factual reference to the existence of a business relationship between AOL and ICP, including, without limitation, the availability of the Licensed Content through the AOL Network, or use of screen shots relating to the distribution under this Agreement (so long as the AOL Network is clearly identified as the source of such screen shots) for promotional purposes shall not require the approval of the other Party. Once approved, the Promotional Materials may be used by a Party and its affiliates for the purpose of promoting the distribution of the Licensed Content through the AOL Network and reused for such purpose until such approval is withdrawn with reasonable prior notice. In the event such approval is withdrawn, existing inventories of Promotional Materials may be depleted.

INFRINGEMENT PROCEEDINGS.  Each Party agrees to promptly notify the other Party
------------------------
of any unauthorized use of the other Party's Marks of which it has actual knowledge. Each Party shall have the sole right and discretion to bring proceedings alleging infringement of its Marks or unfair competition related thereto; provided, however, that each Party agrees to provide the other Party, at such other Party's expense, with its reasonable cooperation and assistance with respect to any such infringement proceedings.

III. REPRESENTATIONS AND WARRANTIES

Each Party represents and warrants to the other Party that: (i) such Party has the full corporate right, power and authority to enter into this Agreement, to grant the licenses granted hereunder and to perform the acts required of it hereunder; (ii) the execution of this Agreement by such Party, and the performance by such Party of its obligations and duties hereunder, do not and will not violate any agreement to which such Party is a party or by which it is otherwise bound; (iii) when executed and delivered by such Party, this Agreement will constitute the legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms; (iv) such Party's Promotional Materials will neither infringe on any copyright, U.S. patent or any other third party right nor violate any applicable law or regulation and (v) such Party acknowledges that the other Party makes no representations, warranties or agreements related to the subject matter hereof which are not expressly provided for in this Agreement.

IV.  CONFIDENTIALITY

Each Party acknowledges that Confidential Information may be disclosed to the other Party during the course of this Agreement. Each party agrees that if will take reasonable steps, at least substantially equivalent to the steps it takes to protect its own proprietary information, during the term of this Agreement, and for a period of three years following expiration or termination of this Agreement, to prevent the duplication or disclosure of Confidential Information of the other Party, other than by or to its employees or agents who must have access to such Confidential Information to perform such Party's obligations hereunder, who will each agree to comply with this section. Notwithstanding the foregoing, either Party may issue a press release or other disclosure containing Confidential Information without the consent of the other Party, to the extent such disclosure is required by law, rule, regulation or government or court order. In such event, the disclosing Party will provide at least five (5) business days prior written notice of such proposed disclosure to the other Party or lesser notice if reasonable under the circumstances. Further, in the event such disclosure is required of either Party under the laws, rules or regulations of the Securities and Exchange Commission or any other applicable governing body, such Party will (i) redact mutually agreed-upon portions of this Agreement to the fullest extent permitted under applicable laws, rules and regulations and (ii) submit a request to such governing body that such portions and other provisions of this Agreement receive confidential treatment under the laws, rules and regulations of the Securities and Exchange Commission or otherwise be held in the strictest confidence to the fullest extent permitted under the laws, rules or regulations of any other applicable governing body.

V.   RELATIONSHIP WITH AOL MEMBERS

SOLICITATION OF SUBSCRIBERS.  During the Term and for the two-year period
---------------------------
following the expiration or termination of this Agreement, neither ICP nor its agents will use the AOL Network to (i) solicit or participate in the solicitation of AOL Members when that solicitation is for the benefit of any entity (including ICP) which could reasonably be construed to be or become in competition with AOL or (ii) promote any services which could reasonably be construed to be in competition with services available through AOL including, but not limited to, services available through the Internet (e.g., the ICP Internet Site). ICP may not send any AOL Member unsolicited e-mail communications on or through the AOL Network without a "Prior Business Relationship." For purposes of this Agreement, a "Prior Business Relationship" shall mean that the AOL Member has either (i) purchased Products from ICP through the AOL Network or (ii) voluntarily provided information to ICP through a contest, registration, or other communication, which included clear and conspicuous notice to the AOL Member that the information provided by the AOL Member could result in an e-mail being sent to the AOL Member by ICP or its agents. In any commercial e-mail communications to AOL Members which are otherwise permitted hereunder, ICP shall provide the recipient with a prominent and easy means to "opt-out" of receiving any future commercial e-mail communications from ICP.

COLLECTION OF MEMBER INFORMATION.  ICP is prohibited from collecting AOL Member
--------------------------------
screennames from public or private areas of the AOL Network, except as specifically provided below. ICP shall ensure that any survey, questionnaire or other means of collecting Member Information including, without limitation, requests directed to specific AOL Member screennames and automated methods of collecting screennames (an "Information Request") complies with (i) all applicable laws and regulations, (ii) AOL's applicable Terms of Service, and
(iii) any privacy policies which have been issued by AOL in writing during the Term (the "AOL Privacy Policies"). Each Information Request shall clearly and conspicuously specify to the AOL Members at issue the purpose for which Member Information collected through the

Information Request shall be used (the "Specified Purpose").

USE OF MEMBER INFORMATION.  ICP shall restrict use of the Member Information
-------------------------
collected through an Information Request to the Specified Purpose. In no event shall ICP (i) provide AOL Member names, screennames, addresses or other identifying information ("Member Information") to any third party (except to the extent specifically (a) permitted under the AOL Privacy Policies or (b) authorized by the AOL Members in question) or (ii) otherwise use any Member Information in contravention of the above section regarding "Solicitation of Members."

VI.  TREATMENT OF CLAIMS

LIABILITY.  UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE LIABLE TO THE OTHER
---------
PARTY FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES (EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES), ARISING FROM BREACH OF THIS AGREEMENT, THE USE OF OR INABILITY TO USE THE AOL NETWORK OR ANY OTHER PROVISION OF THIS AGREEMENT, SUCH AS, BUT NOT LIMITED TO, LOSS OF REVENUE OR ANTICIPATED PROFITS OR LOST BUSINESS (COLLECTIVELY, "DISCLAIMED DAMAGES"); PROVIDED THAT EACH PARTY SHALL REMAIN LIABLE TO THE OTHER PARTY TO THE EXTENT ANY DISCLAIMED DAMAGES ARE CLAIMED BY A THIRD PARTY AND ARE SUBJECT TO INDEMNIFICATION BELOW, EXCEPT AS PROVIDED BELOW IN THE "INDEMNITY" SECTION, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR MORE THAN THE AGGREGATE AMOUNTS PAYABLE HEREUNDER IN THE YEAR IN WHICH LIABILITY ACCRUED; PROVIDED THAT EACH PARTY SHALL REMAIN LIABLE FOR THE AGGREGATE AMOUNT OF ANY PAYMENT OBLIGATIONS OWED TO THE OTHER PARTY UNDER THE PROVISIONS OF THIS AGREEMENT.

NO ADDITIONAL WARRANTIES.  EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT,
------------------------
NEITHER PARTY MAKES, AND EACH PARTY HEREBY SPECIFICALLY DISCLAIMS, ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, REGARDING THE AOL NETWORK, OR ANY AOL PUBLISHING TOOLS, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, AOL SPECIFICALLY DISCLAIMS ANY WARRANTY REGARDING THE PROFITABILITY OF AOL NETWORK OR THE ICP INTERNET SITE.

INDEMNITY.  Each Party will defend, indemnify, save and hold harmless the other
---------
Party and the officers, directors, agents, affiliates, distributors, franchisees and employees of the other Party from any and all third party claims, demands, liabilities, costs or expenses, including reasonable outside and in-house attorney's fees ("Liabilities"), resulting from the indemnifying Party's material breach of any obligation, duty, representation or warranty of this Agreement, except where Liabilities result from the gross negligence or knowing and willful misconduct of the other Party.

CLAIMS.  Each Party agrees to (i) promptly notify the other Party in writing of
------
any indemnifiable claim and give the other Party the opportunity to defend or negotiate a settlement of any such claim at such other Party's expense and (ii) cooperate fully with the other Party, at that other Party's expense, in defending or settling such claim. AOL reserves the right to assume the exclusive defense and control of any matter otherwise subject to indemnification by ICP hereunder.

ACKNOWLEDGMENT.  AOL AND ICP EACH ACKNOWLEDGES THAT THE PROVISIONS OF THIS
--------------
AGREEMENT WERE NEGOTIATED TO REFLECT AN INFORMED, VOLUNTARY ALLOCATION BETWEEN THEM OF ALL RISKS (BOTH KNOWN AND UNKNOWN) ASSOCIATED WITH THE TRANSACTIONS CONTEMPLATED HEREUNDER. THE LIMITATIONS AND DISCLAIMERS RELATED TO WARRANTIES AND LIABILITY CONTAINED IN THIS AGREEMENT ARE INTENDED TO LIMIT THE CIRCUMSTANCES AN EXTENT OF LIABILITY. THE PROVISIONS OF THIS SECTION VI SHALL BE ENFORCEABLE INDEPENDENT OF AND SEVERABLE FROM ANY OTHER ENFORCEABLE OR UNENFORCEABLE PROVISION OF THIS AGREEMENT.

VII. MISCELLANEOUS

AUDITING RIGHTS.  Each Party shall maintain complete, clear and accurate records
---------------
of all expenses, revenues, fees, transactions and related documentation (including agreements) in connection with the performance of this Agreement ("Records"). All such Records shall be maintained for a minimum of five (5) years following termination of this Agreement. For the sole purpose of ensuring compliance with this Agreement, each Party shall have the right, at its expense, to direct an independent certified public accounting firm subject to strict confidentiality restrictions to conduct a reasonable and necessary copying and inspection of portions of the Records of the other Party which are directly related to amounts payable to the Party requesting the audit pursuant to this Agreement. Any such audit may be conducted after twenty (20) business days prior written notice, subject to the following. Such audits shall not be made more frequently than once every twelve months. No such audit of AOL shall occur during the period beginning on June 1 and ending October 1. In lieu of providing access to its Records as described above, a Party shall be entitled to provide the other Party with a report from an independent certified public accounting firm confirming the information to be derived from such Records.

EXCUSE.  Neither Party shall be liable for, or be considered in breach of or
------
default under this Agreement on account of, any delay or failure to perform as required by this Agreement as a result of any causes or conditions which are beyond such Party's reasonable control and which such Party is unable to overcome by the exercise of reasonable diligence.

INDEPENDENT CONTRACTORS.  The Parties to this Agreement are independent
-----------------------
contractors. Neither Party is an agent, representative or partner of the other Party. Neither Party shall have any right, power or authority to enter into any agreement for or on behalf of, or incur any obligation or liability of, or to otherwise bind, the other Party. This Agreement shall not be interpreted or construed to create an association, agency, joint venture or partnership between the Parties or to impose any liability attributable to such a relationship upon either Party.

NOTICE.  Any notice, approval, request, authorization, direction or other
------
communication under this Agreement will be given in writing and will be deemed to have been delivered and given for all purposes (i) on the delivery date if delivered by electronic mail on the AOL Network (to screenname "AOLNotice" in the case of AOL) or by confirmed facsimile; (ii) on the delivery date if delivered personally to the Party to whom the same is directed; (iii) one business day after deposit with a commercial overnight carrier, with written verification of receipt; or (iv) five business days after the mailing date, whether or not actually received, if sent by U.S. mail, return receipt requested, postage and charges prepaid, or any other means of rapid mail delivery for which a receipt is available. In the case of AOL, such notice will be provided to both the Senior Vice President for Business Affairs (fax no. 703-265-1206) and the Deputy General Counsel (fax no. 703-265-1105), each at the address of AOL set forth in the first paragraph of this Agreement. In the case of ICP, except as otherwise specified herein, the notice address shall be the address for ICP set forth in the first paragraph of this Agreement, with the other relevant notice information, including the recipient for notice and, as applicable, such recipient's fax number or AOL e-mail address, to be as reasonably identified by AOL.

NO WAIVER.  The failure of either Party to insist upon or enforce strict
---------
performance by the other Party of any provision of this Agreement or to exercise any right under this Agreement shall not be construed as a waiver or relinquishment to any extent of such Party's right to assert or rely upon any such provision or right in that or any other instance; rather, the same shall be and remain in full force and effect.

RETURN OF INFORMATION.  Upon the expiration or termination of this Agreement,
---------------------
each Party shall, upon the written request of the other Party, return or destroy (at the option of the Party receiving the request) all confidential information, documents, manuals and other materials specified the other Party.

SURVIVAL.  Sections IV, V, VI, and VII of this Exhibit C shall survive the
--------
completion, expiration, termination or cancellation of this Agreement.

ENTIRE AGREEMENT.  This Agreement sets forth the entire agreement and supersedes
----------------
any and all prior agreements of the Parties with respect to the transactions set forth herein. Neither Party shall be bound by, and each Party specifically objects to, any term, condition or other provision which is different from or in addition to the provisions of this Agreement (whether or not it would materially alter this Agreement) and which is proffered by the other Party in any correspondence or other document, unless that Party to be bound thereby specifically agrees to such provision in writing.

AMENDMENT.  No change, amendment or modification of any provision of this
---------
Agreement shall be valid unless set forth in a written instrument signed by the party subject to enforcement of such amendment.

FURTHER ASSURANCES.  Each Party shall take such action (including, but not
------------------
limited to, the execution, acknowledgment and delivery of documents) as may reasonably be requested by any other Party for the implementation or continuing performance of this Agreement.

CONSTRUCTION; SEVERABILITY.  In the event that any provision of this Agreement
--------------------------
conflicts with the law under which this Agreement is to be construed or if any such provision is held invalid by a court with jurisdiction over the Parties to this Agreement, (i) such provision shall be deemed to be restated to reflect as nearly as possible the original intentions of the Parties in accordance with applicable law, and (ii) the remaining terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect.

REMEDIES.  Except where otherwise specified, the rights and remedies granted to
--------
a Party under this Agreement are cumulative and in addition to, and not in lieu of, any other rights or remedies which the Party may possess at law or in equity.

APPLICABLE LAW; JURISDICTION.  This Agreement shall be interpreted, construed
----------------------------
and enforced in all respects in accordance with the laws of the Commonwealth of Virginia except for its conflicts of laws principles. Each Party irrevocably consents to the exclusive jurisdiction of the courts of the Commonwealth of Virginia and the federal courts situated in the Commonwealth of Virginia, in connection with any action to enforce the provisions of this Agreement, to recover damages or other relief for breach or default under this Agreement, or otherwise arising under or by reason of this Agreement.

EXPORT CONTROLS.  Both parties shall adhere to all applicable laws, regulations
---------------
and rules relating to the export of technical data and shall not export or re-export any technical data, any products received from the other Party or the direct product of such technical data to any proscribed country listed in such applicable laws, regulations and rules unless properly authorized.

HEADINGS.  The captions and headings used in this Agreement are inserted for
--------
convenience only and shall not affect the meaning or interpretation of this Agreement.

COUNTERPARTS.  This Agreement may be executed in counterparts, each of which
------------
shall be deemed an original and all of which together shall constitute one and the same document.

                                   EXHIBIT D
                                   ---------

                  FORMAT FOR ICP'S PRESENCE ON THE AOL NETWORK

 .    Any ICP trademark or logo

 .    Any headline or picture from ICP content

 .    Any teaser, icon, link to ICP Internet Site or Welcome Mat

 .    Any other Content which originates from, describes or promotes ICP or ICP's
     Content

                                   EXHIBIT E
                                   ---------

                  CERTIFICATION OF COMPLIANCE WITH COMMITMENTS
                              REGARDING PROMOTIONS


Pursuant to Section 3 of the Interactive Services Agreement between Multex, Inc. ("ICP") and America Online, Inc. ("AOL") dated as of ______________, 1998 (the "Agreement"), the following report is delivered to AOL for the month ending _____________ (the "Month"):

I.    PROMOTIONAL COMMITMENTS

ICP hereby certifies to AOL that ICP completed the following promotional commitments during the Month:

     TYPE OF PROMOTION      DATE(S) OF PROMOTION      DURATION/CIRCULATION      RELEVANT
                                                         OF PROMOTION           CONTRACT
                                                                                SECTION
----------------------------------------------------------------------------------------
1.
----------------------------------------------------------------------------------------
2.
----------------------------------------------------------------------------------------
3.


IN WITNESS WHEREOF, this Certificate has been executed this _____ day of ___________, 199___.

_____________________________________

By: _________________________________

Print Name: _________________________

Title: ______________________________

Date: _______________________________